EXHIBIT 23.3


                          INDEPENDENT AUDITORS' CONSENT



We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 pertaining to the 1999 Stock Option Plan of Puradyn Filter Technologies, Incorporated and to the incorporation by reference therein of our report dated February 20, 1998 (with respect to Note 11, September 8, 1998) with respect to the financial statements of Puradyn Filter Technologies, Incorporated, for the year ended December 31, 1997 included in its 1998 Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission.


/s/ Richard A. Eisner & Company, LLP

New York, New York
November 15, 1999




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